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                                                                   EXHIBIT 10.21

                        AMENDED AND EMPLOYMENT AGREEMENT

      This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of June 28, 2004 by and among WellCare Group, Inc., a Delaware corporation ("WellCare"), Comprehensive Health Management, Inc., a Florida corporation that is, as of the date hereof, under common control with WellCare (the "Company"), and Heath Schiesser, an individual (the "Executive"). The Executive, WellCare and the Company may sometimes hereinafter be referred to individually as a "party" or jointly as the "parties."

      WHEREAS, the Executive, the Company and WellCare Health Plans, Inc., a Delaware corporation formerly known as WellCare Acquisition Company, are parties to that certain Employment Agreement, dated as of October 10, 2002 (the "Original Employment Agreement"); and

      WHEREAS, the parties hereto wish to amend and restate the Original Employment Agreement as set forth herein.

      NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the parties), intending to be legally bound hereby, the parties agree as follows:

      1.    Term.

      The Company shall employ the Executive, and the Executive shall serve the Company, subject to the terms and conditions of this Agreement, for an initial term (the "Term") of three years, commencing on August 1, 2002 (the "Effective Date"). Effective as of the expiration of such initial three-year Term and as of each annual anniversary date thereof, the Term shall be extended for an additional one-year period unless, not later than three months prior to such respective date, either party shall have given notice to the other that the Term shall not be so extended (a "Notice of Non-Renewal"). Notwithstanding the foregoing, the Executive's employment by the Company may be terminated prior to the completion of the then Term, as provided in Section 4 hereof. The period of time beginning on the Effective Date and ending on the first to occur of (a) the last day of the Term and (b) the date the Executive ceases to be a full-time employee of the Company for any reason shall be referred to herein as the "Employment Period." In the event a Notice of Non-Renewal is delivered by either party as provided above, then, as of the end of the Term, unless the Executive is no longer an employee of the Company as of such time, the Executive shall become an at-will employee of the Company.

      2.    Employment.

            (a) Positions and Reporting. The Company hereby employs the Executive for the Employment Period as its corporate Senior Vice President, Marketing & Sales, on the terms and conditions set forth in this Agreement. During the Employment Period, the Executive shall also serve in such executive capacity and with the responsibility and duties set forth herein (i) on behalf of WellCare and each of the direct or indirect wholly owned subsidiaries of WellCare and

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(ii) so long as it owns all of WellCare's issued and outstanding shares of common stock, on behalf of WellCare Holdings, LLC, a Delaware limited liability company ("Holdings"), which as of the date hereof is the parent entity of WellCare. During the Employment Period, the Executive shall report directly to and shall be subject to the authority of (i) the Chief Executive Officer of Holdings or, if Holdings ceases to own all of WellCare's issued and outstanding shares of common stock, then to the Chief Executive Officer of WellCare (in either case, the "Chief Executive Officer"), or (ii) at the option of the Company, if such position is created, the corporate President or Chief Operating Officer of Holdings or, if Holdings ceases to own all of WellCare's issued and outstanding shares of common stock, then to the corporate President or Chief Operating Officer of WellCare, provided, in either case, that such person reports directly to the Chief Executive Officer.

            (b) Authority and Duties. The Executive shall exercise such authority, perform such duties and functions and discharge such responsibilities as are reasonably associated with and required by the Executive's position, commensurate with the authority vested in the Executive pursuant to this Agreement. During the Employment Period, the Executive shall devote his full business time, skill and efforts to the business and affairs of Holdings, WellCare and their respective direct and indirect subsidiaries (including the Company) whether currently existing or hereafter acquired or formed (collectively, the "WellCare Companies"). Executive shall perform such duties, functions and responsibilities to the best of Executive's abilities in a diligent, trustworthy, businesslike and efficient manner.

      3.    Compensation and Benefits.

            (a) Salary. During the Employment Period, the Company shall pay to the Executive, as compensation for the performance of the Executive's duties and obligations under this Agreement, a base salary equal to $250,000 per year (the "Base Salary"). Such Base Salary will be payable in arrears not less frequently than monthly in accordance with the normal payroll practices of the Company.

            (b) Bonus. The Executive shall be eligible to participate in any bonus compensation program that may be established by the Board of Directors of Holdings or, if Holdings ceases to own all of WellCare's issued and outstanding shares of common stock, then the Board of Directors of WellCare (in either case, the "Board") for the benefit of senior executives of the WellCare Companies. Any such bonus compensation shall be payable in the form of cash, to be paid by the Company within 30 days after the receipt and approval by the Board of the WellCare Companies' audited fiscal year-end financial statements. The determination of the bonus amount for any such fiscal year (or part thereof) shall be based upon the satisfaction of performance criteria for such fiscal year that will be established by the compensation committee of the Board (the "Compensation Committee") (or the full Board, if no such committee shall exist) in its discretion and upon consultation with the Chief Executive Officer by no later than the earlier of 90 days after the Board has approved the WellCare Companies' budget for such fiscal year or the end of the first fiscal quarter of such fiscal year. Such performance criteria will include corporate performance goals consistent with the WellCare Companies' business plan and budget for such fiscal year, as well as individual objectives for the Executive's performance that are separate from, but are consistent with, such WellCare

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Companies' business plan and budget. The final determinations as to the actual corporate and individual performance against the pre-established goals and objectives, and the amounts of the bonus payout in relationship to such performance, shall be made by the Compensation Committee (or Board, as applicable) in its sole discretion, based on the input and recommendations of the Chief Executive Officer. The Executive's initial annual bonus potential shall be 50% of the Base Salary, provided that, in the event of extraordinary performance by both the WellCare Companies and Executive, based upon actual corporate and individual performance against the pre-established goals and objectives as determined by the Compensation Committee (or Board, as applicable) in its sole discretion, the Executive's annual bonus potential shall be 75% of the Base Salary. Notwithstanding the foregoing, in the case of any partial calendar year during the Employment Period, if the Compensation Committee or Board determines pursuant to the preceding sentence that a bonus is payable with respect to such year, any such bonus shall be paid pro rata for such portion of the calendar year.

            (c) Insurance Policies. The Company shall purchase, for up to an annual premium amount of $3,000 and maintain in force during the Employment Period, life and disability insurance on the Executive, the beneficiary of which shall be designated by the Executive (the "Executive Policies"). In the event that the Company cancels the Executive Policies (whether or not in breach of this Agreement), the Executive shall have the option to continue them in force at his own expense. Subject to insurability, the Executive Policies shall be assigned to the Executive upon the termination of Executive's employment with the Company. The Company (or any member of the WellCare Companies) may also purchase "key-person" life insurance policies on the Executive's life in such amounts and of such types as are determined by the Board. The Executive shall cooperate fully with the Company in obtaining such insurance and shall submit to such physical examinations and provide such information as is reasonably required to obtain and maintain such policies. Neither the Executive nor his successor-in-interest or estate shall have any interest in any such key-person life insurance policies so obtained.

            (d) Other Benefits. During the Employment Period, the Executive shall receive such other pension, health insurance, holiday, vacation and sick pay benefits and other employee benefits (including participation in any deferred compensation or other incentive plans) which the Company extends, as a matter of policy, to its executive employees. Without limiting the generality of the foregoing, the Executive shall be entitled to four weeks vacation during each full calendar year of the Employment Period (which vacation benefits shall be appropriately pro rated for any partial calendar year during the Employment Period), which vacation shall be scheduled in the Executive's discretion, but subject to consultation with the Chief Executive Officer, subject to and taking into account the business exigencies of WellCare Companies.

            (e) Business Expenses. During the Employment Period, the Company shall promptly reimburse the Executive for all documented reasonable business expenses incurred by the Executive in the performance of the Executive's duties under this Agreement, in accordance with the Company's standard policies and practices.

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            (f)   Relocation. The Company shall reimburse the Executive for all documented reasonable moving expenses (including reasonable travel to and from current home prior to completion of the relocation and the expenses of moving up to two automobiles, but excluding exceptional and unique furniture items such as a grand piano) in connection with the relocation of the Executive and his immediate family to Tampa, Florida. The Executive shall make every reasonable effort to complete such relocation by November 30, 2002.

      4. Termination Of Employment. This Agreement and the Executive's employment with the Company may be terminated prior to the expiration of the Term in any of the following ways:

            (a) Termination Upon Death or Disability. The Employment Period shall be terminated by the death of the Executive. In the event of the Disability (as defined below) of the Executive during the Employment Period, the Company shall have the right to terminate the Employment Period by giving 30-days' advance written notice to that effect to the Executive. For purposes of this Agreement, the term "Disability" means any physical or mental disability or incapacity that renders the Executive incapable of performing the essential functions required of the Executive in accordance with the obligations under
Section 2 hereof for a period of three consecutive months or for shorter periods aggregating to 120 days (whether or not consecutive) during any consecutive 12-months of the Employment Period. If there is any disagreement between the Company and the Executive as to the Disability of the Executive, such determination shall be made by a qualified physician to be selected by the Company and reasonably acceptable to the Executive. The Executive shall be available for examination by such physician at any reasonable time or times. If the Executive does not cooperate in such examination(s), then the determination of the Executive's Disability or non-disability shall be made by the Company in its sole discretion.

            (b) Termination for Cause. Prior to the expiration of the Term, the Company, effective upon the date specified in the notice of such termination, may terminate the Executive's employment with the Company for Cause (as defined below). For purposes of this Agreement and subject to the Executive's opportunity to cure as provided in Section 4(e) hereof, the Company shall have "Cause" to terminate the Executive's employment hereunder if the Executive shall commit any of the following:

                  (i) any act or omission, other than as a result of the Executive's Disability, which shall represent a willful breach of any of the material terms of this Agreement;

                  (ii) wanton and reckless acts or omissions in the performance of Executive's duties, other than as a result of the Executive's Disability, in any such case which are to the material detriment of the WellCare Companies;

                  (iii) bad faith in the performance of the Executive's duties, consisting of willful acts or omissions, other than as a result of the Executive's Disability, to the material detriment of the WellCare Companies; or

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                  (iv)  any conviction or pleading of guilty or nolo contendre to a crime that constitutes a felony or that involves financial misconduct under the laws of the United States or any political subdivision thereof.

            (c) Termination Without Cause. Prior to the expiration of the Term, the Company, effective upon the date specified in the notice of such termination, may terminate this Agreement and the Executive's employment by the Company for any reason whatsoever. Prior to the expiration of the Term, the termination of the Executive's employment by the Company for any reason other than Cause, Disability or death shall constitute a termination "Without Cause" hereunder.

            (d) Termination by Executive. Prior to the expiration of the Term, the Executive, effective upon the date specified in the notice of such termination, may terminate this Agreement and the Executive's employment by the Company for any reason whatsoever. Prior to the expiration of the Term, the termination by the Executive of the Executive's employment with the Company for any reason other than for Good Reason (as defined below) or death shall constitute a "Voluntary Resignation" hereunder. For purposes of this Agreement and subject to the Company's opportunity to cure as provided in Section 4(e) hereof, the Executive shall have "Good Reason" to terminate employment hereunder if such termination shall be the result of:

                  (i) a failure of the Company to pay the compensation and benefits set forth in Section 3 hereof;

                  (ii) any act or omission by the Company which shall represent a willful breach of any of the material terms of this Agreement; or

                  (iii) a material diminution in the duties, authority, responsibilities or reporting relationship of the Executive in a manner inconsistent with the Executive's position as set forth in Section 2 hereof.

            (e) Notice and Opportunity to Cure. Notwithstanding the foregoing, prior to the expiration of the Term, it shall be a condition precedent to the Company's right to terminate the Executive's employment for Cause and the Executive's right to terminate employment for Good Reason that (i) the party seeking the termination shall first have given the other party written notice stating with specificity the reason for the termination (the "breach") and (ii) if such breach is susceptible of cure or remedy, a period of 30 days from and after the giving of such notice shall have elapsed without the breaching party having effectively cured or remedied such breach during such 30-day period, unless such breach cannot be cured or remedied within 30 days, in which case the period for remedy or cure shall be extended for a reasonable time (not to exceed an additional 30 days) provided the breaching party has made and continues to make a diligent effort to effect such remedy or cure.

      5.    Consequences of Termination Prior to the Expiration of the Term.

            (a) Termination Without Cause or for Good Reason. In the event of termination of the Executive's employment with the Company, either by the Company Without Cause or by the Executive for Good Reason, in each case, prior to the expiration of the Term, (i)

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the Company shall continue to pay the Executive the Base Salary for twelve months following the effective date of such termination, (ii) if (A) within six months prior to the effective date of such termination, a definitive agreement providing for a Change of Control (as defined below) has been executed (and not subsequently rescinded, expired or terminated) or a Change of Control has been consummated, or (B) within six months following the effective date of such termination, a definitive agreement providing for a Change of Control is executed, then in addition to such continuation of Base Salary, the Company shall also pay Executive the expected potential bonus payable with respect to such twelve month period, in accordance with the Company's standard practices, and (iii) the Company shall continue for twelve months (the "Separation Period"), at the Company's expense, coverage for the Executive (and his beneficiaries) under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination, including, without limitation, the Executive Policies (or, if such coverage is precluded by the terms of the Company's insurance policies, the Company shall make a cash payment to the Executive in an amount sufficient to allow the Executive to obtain comparable benefits for such period); provided, however, that the Company's obligation to provide such coverage shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during the Separation Period, except that if such substitute group health plan excludes any pre-existing condition that the Executive or his beneficiaries have when coverage under such substitute group health plan would otherwise begin, coverage for the Executive or his affected beneficiaries under the applicable group medical care benefit plan pursuant to this Section 5(a) shall continue (but not beyond the Separation Period) with respect to such pre-existing condition until such exclusion under such substitute group health plan lapses or expires, but only to the extent, if at all, that such continuation of coverage is permitted under such applicable group medical care benefit plan. For purposes of this Agreement, the term "Change of Control" means:

                  (i) The acquisition by any "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (other than (A) Holdings, WellCare or any subsidiary thereof, (B) any employee benefit plan of Holdings, WellCare or any subsidiary thereof, or (C) Soros Private Equity Investors LP and/or its affiliates), directly or indirectly, as "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of WellCare or Holdings representing more than fifty percent (50%) of either the then outstanding shares or the combined voting power of the then outstanding securities of such entity;

                  (ii) Either a majority of the directors of WellCare elected at WellCare's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of WellCare, or the "incumbent directors" shall cease to constitute a majority of the directors of WellCare. The term "incumbent director" shall mean any director who was a director of WellCare on the date hereof and any individual who becomes a director of WellCare subsequent to the date hereof and who is elected or nominated by or at the direction of at least two-thirds (2/3) of the then incumbent directors;

                  (iii) The stockholders of WellCare or Holdings approve (A) a merger, consolidation or other business combination of such entity with any other "person" or "group" (as defined in or pursuant to Sections 13(d) and 14(d) of the Exchange Act) or affiliate thereof, other than (1) a merger of Holdings with and into WellCare or (2) a merger or consolidation that

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would result in the outstanding common stock of WellCare or Holdings, as applicable, immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of WellCare or Holdings, as applicable, or such surviving entity or a parent or affiliate thereof outstanding immediately after such merger, consolidation or other business combination, or (B) a plan of complete liquidation of WellCare or Holdings or an agreement for the sale or disposition by WellCare or Holdings of all or substantially all of such entity's assets (including if accomplished pursuant to the sale of shares of equity securities (including by any consolidation, merger or reorganization) of one or more subsidiaries of WellCare or Holdings which collectively constitute all or substantially all of such entity's assets), other than a merger of Holdings with and into WellCare; or

                  (iv) Any other event or circumstance which is not covered by the foregoing subsections but which the Board determines to affect control of WellCare or Holdings and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change of Control for purposes of this Agreement.

            (b) Termination Upon Disability. In the event of termination of the Executive's employment hereunder by the Company on account of Disability prior to the expiration of the Term, (i) the Company shall continue to pay the Executive's Base Salary as in effect immediately prior to such termination for the shorter of (x) six months following the effective date of termination and
(y) the then-remainder of the Term, and (ii) the Company shall continue for six months, at the Company's expense, coverage for the Executive (and his beneficiaries) under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive is participating at the time of termination, including, without limitation, the Executive Policies (or, if such coverage is precluded by the terms of the Company's insurance policies, the Company shall make a cash payment to the Executive in an amount sufficient to allow the Executive to obtain comparable benefits for such period); provided, however, that the Company's obligation to provide such coverage shall be terminated if the Executive obtains comparable substitute coverage from another employer at any time during such continuation period, except that if such substitute group health plan excludes any pre-existing condition that the Executive or his beneficiaries have when coverage under such substitute group health plan would otherwise begin, coverage for the Executive or his affected beneficiaries under the applicable group medical care benefit plan pursuant to this Section 5(b) shall continue (but not beyond such six-month continuation period) with respect to such pre-existing condition until such exclusion under such substitute group health plan lapses or expires, but only to the extent, if at all, that such continuation of coverage is permitted under such applicable group medical care benefit plan.

            (c) Termination Upon Death. In the event of termination of the Executive's employment with the Company prior to the expiration of the Term on account of the Executive's death, (i) the Company shall pay to the Executive's heirs, estate or personal representatives under law, as applicable, a lump sum cash payment equal to six months of the Executive's Base Salary and (ii) the Company shall continue for six months, at the Company's expense, coverage for the Executive's beneficiaries under the group medical care, disability and life insurance benefit plans or arrangements in which the Executive was participating at the time of death, including, without limitation, the Executive Policies (or, if such coverage is precluded by the terms of the

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Company's insurance policies, the Company shall make a cash payment to the
Executive's heirs, estate or personal representatives in an amount sufficient to allow the Executive's beneficiaries to obtain comparable benefits for such period). The Executive's beneficiary or estate shall not be required to remit to the Company any payments received pursuant to any Executive Policies.

            (d) Voluntary Resignation by Executive or Termination With Cause. In the event of the termination of the Executive's employment hereunder by the Company for Cause or by Voluntary Resignation by Executive, in each case, prior to the expiration of the Term, the Company shall have no responsibility or obligation to make any payments or provide any benefits to the Executive except to the extent provided in Section 5(e) hereof.

            (e) Accrued Rights. Notwithstanding the foregoing provisions of this Section 5, in the event of termination of the Executive's employment hereunder for any reason, the Company shall, within 15 days of the effective date of termination, pay to or on behalf of the Executive a lump sum cash payment equal to all amounts accrued and unpaid as of the effective date of termination in respect of (i) the Executive's Base Salary, (ii) all unused vacation and (iii) all expenses owed to the Executive. In addition, the Company shall provide to or on behalf of the Executive all payments and other benefits accrued for the Executive through the effective date of termination under all equity arrangements, benefit plans, programs and arrangements in which the Executive participated during the Employment Period.

            (f) No Other Payment Obligations. Except as expressly provided for in Sections 5(a) through 5(e) above or as required by law, upon the date the Executive ceases to be employed by the Company (i) all of the Executive's rights to salary, bonus and other benefits hereunder shall cease and (ii) no other severance or other compensation or benefits shall be payable by any member of the WellCare Companies to the Executive.

            (g) Conditions to Separation of Employment Benefits. The Company shall have the right to seek repayment of any separation payments and benefits provided by this Section 5 in the event that the Executive fails to honor in accordance with their terms the provisions of Sections 6, 7 and 8 hereof. In addition, the Company may require, as a condition of providing any separation benefits to the Executive, that the Executive execute a mutually acceptable release of the Company that shall be negotiated in good faith by both parties.

            (h) No Mitigation. The payments required to be paid to the Executive by the Company pursuant to this Section 5 shall not be reduced or mitigated by amounts which the Executive is capable of earning or does earn during any period following the effective date of termination.

      6.    Confidential Information.

            (a) The Executive acknowledges that, by reason of the Executive's employment by the Company, the Executive will have access to confidential information of the WellCare Companies, including, without limitation, information and knowledge pertaining to products, services, benefits, policies, inventions, discoveries, improvements, innovations, designs, ideas, trade secrets, proprietary information, advertising, marketing, distribution and

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sales methods, sales and profit figures, provider, customer and client lists and relationships between the WellCare Companies and providers, regulators, sales representatives, distributors, customers, clients, providers, suppliers and others who have business dealings with them (collectively, "Confidential Information"). The Executive acknowledges that such Confidential Information is a valuable and unique asset of the WellCare Companies and covenants that, both during and after the Employment Period, the Executive will not disclose any Confidential Information to any third party (except as the Executive's duties as an employee of the Company may require) without the prior written authorization of the Chief Executive Officer. The obligation of confidentiality imposed by this Section 6 shall not apply to Confidential Information that otherwise becomes generally known to the public through no act of the Executive in breach of this Agreement or which is required to be disclosed by court order, applicable law or regulatory requirements.

            (b) All records, designs, business plans, financial statements, customer lists, manuals, memoranda, lists, research and development plans, Intellectual Property (as defined below) and other property delivered to or compiled by the Executive by or on behalf of the WellCare Companies or its providers, clients or customers that pertain to the business of the WellCare Companies shall be and remain the property of the WellCare Companies and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities, research and development, Intellectual Property or future plans of the WellCare Companies that is collected by the Executive shall be delivered promptly to the Company without request by it upon termination of the Executive's employment. For purposes of this Agreement, "Intellectual Property" shall mean patents, copyrights, trademarks, trade dress, trade secrets, other such rights, and any applications.

      7.    Inventions.

      The Executive is hereby retained in a capacity such that the Executive's responsibilities may include the making of technical and managerial contributions of value to the WellCare Companies. The Executive hereby assigns to the applicable member of the WellCare Companies all rights, title and interest in such contributions and inventions made or conceived by the Executive alone or jointly with others during the Employment Period which relate to the business of the WellCare Companies. This assignment shall include (a) the right to file and prosecute patent applications on such inventions in any and all countries, (b) the patent applications filed and patents issuing thereon, and
(c) the right to obtain copyright, trademark or trade name protection for any such work product. The Executive shall promptly and fully disclose all such contributions and inventions to the Company and assist the Company or any other member of the WellCare Companies, as the case may be, in obtaining and protecting the rights therein (including patents thereon), in any and all countries; provided, however, that said contributions and inventions will be the property of the applicable member of the WellCare Companies, whether or not patented or registered for copyright, trademark or trade name protection, as the case may be. Notwithstanding the foregoing, no member of the WellCare Companies shall not have any right, title or interest in any work product or copyrightable work developed outside of work hours and without the use of any of the WellCare Companies' resources that does not relate

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to the business of the WellCare Companies and does not result from any work performed by the Executive for the WellCare Companies.

      8.    Unfair Competition.

            (a) Scope of Covenant. The Executive agrees that during the Employment Period, and for a period of 12 months after the expiration of the Employment Period, the Executive shall not, directly or indirectly, for the Executive or on behalf of or in conjunction with any other person, company, partnership, business, group, venturer or other entity (each, a "Person"), without the prior written consent of the Company:

                  (i) engage as an officer, director, shareholder, owner, partner, joint venturer, or in any managerial capacity, whether as an employee, independent contractor, consultant or advisor (paid or unpaid), or as a sales representative, or otherwise participate, in each case, in any business that sells, markets, or provides any benefits or services, that are in direct competition with the benefits or services provided by any member of the WellCare Companies within any of the States of Florida, Connecticut, New York, Illinois, Indiana or any other state that any member of the WellCare Companies is doing business (the "Territory") at the time the Executive ceased to be employed by the Company;

                  (ii) recruit, hire or solicit any employee or former employee of the WellCare Companies or encourage any such employee to leave employment by the WellCare Companies, unless such former employee has not been employed by the WellCare Companies for a period in excess of six months;

                  (iii) call upon any Person who is at the time Executive ceases to be employed by the Company, or who was at any time during the one year period prior to the date the Executive ceases to be employed by the Company, a provider, customer or agent of any member of the WellCare Companies for the purpose of soliciting or selling benefits or services in competition with any member of the WellCare Companies within the Territory; or

                  (iv) request or advise any provider, customer or agent of any member of the WellCare Companies to withdraw, curtail or cancel its business dealings with the WellCare Companies;

provided, however, that nothing in this Section 8(a) shall be construed to preclude the Executive from making any investment in the securities of any business enterprise whether or not engaged in competition with any member of the WellCare Companies, to the extent that such securities are actively traded on a national securities exchange or in the over-the-counter market in the United States or on any foreign securities exchange, but only if such investment does not exceed 2% of the outstanding voting securities of such enterprise, provided that such permitted activity shall not relieve the Executive from any other provisions of this Agreement.

            (b) Reasonableness. It is agreed by the parties that the foregoing covenants in this Section 8 impose a reasonable restraint on the Executive in light of the activities and business of the WellCare Companies on the date of the execution of this Agreement and the

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current plans of the WellCare Companies. The Executive acknowledges that the covenants in this Section 8 shall not prevent the Executive from earning a livelihood upon the termination of employment hereunder, but merely prevents unfair competition with the WellCare Companies for a limited period of time. Notwithstanding the foregoing, it is the intent of the Company and the Executive that such covenants be construed and enforced in accordance with the changing activities, business and locations of the WellCare Companies throughout the term of this covenant.

            (c) Severability. The covenants in this Section 8 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and this Agreement shall thereby be reformed.

            (d) Enforcement by the Company not Limited. All of the covenants in this Section 8 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against any member of the WellCare Companies, whether predicated in this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

      9. Breach of Restrictive Covenants. The parties agree that a breach or violation of Sections 6, 7 or 8 hereof will result in immediate and irreparable injury and harm to the innocent party, and that such innocent party shall have, in addition to any and all remedies of law and other consequences under this Agreement, the right to seek an injunction, specific performance or other equitable relief to prevent the violation of the obligations hereunder.

      10. Withholding of Taxes. All payments required to be made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

      11. Representations and Warranties. The Executive represents and warrants that the Executive is entering into this Agreement voluntarily and that the Executive's employment hereunder and compliance with the terms and conditions of this Agreement will not conflict with or result in the breach of any agreement to which the Executive is a party or by which the Executive may be bound, or any legal duty owed by the Executive to another.

      12. Director and Officer Insurance. During the Employment Period, the Company shall use its best efforts to obtain and maintain director's and officer's insurance for the Executive (in such amounts as are appropriate for businesses comparable to that of the Company).

      13. Indemnification. The Company shall indemnify the Executive, in his capacity as an officer of the Company and any member of the WellCare Companies, to fullest extent permitted under the By-Laws of the Company or such member of the WellCare Companies and applicable law.

      14. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt, or by facsimile transmission against facsimile confirmation, or by email against confirmation of receipt (but only if a copy if also sent by first class United States mail (postage prepaid) on the same day or on the next business day), or mailed by internationally recognized overnight courier prepaid, to the parties at the following addresses or facsimile numbers:

                  If to the Company or WellCare to:

                              Comprehensive Health Management, Inc.
                              6800 North Dale Mabry Highway
                              Suite 268
                              Tampa, FL  33614
                              Attn: Todd S. Farha
                              Facsimile No.: (813) 290-6306
                              Email: todd.farha@wellcare.com

                  with a copy to the attention of the Company's General Counsel, at the same address, facsimile no. (813) 290-6210.

                  If to the Executive to:

                              Heath Schiesser
                              __________________
                              __________________
                              Email: ___________

                  with a copy to:

                              Greg Klein
                              Irell & Manella LLP
                              1800 Avenue of the Stars, Suite 900
                              Los Angeles, CA 90067
                              Facsimile No.: (310) 203-7199
                              Email: gklein@irell.com

All such notices, requests and other communications will (i) if delivered personally to the address as provided in this Section 14, be deemed given upon delivery, (ii) if delivered by facsimile transmission to the facsimile number as provided for in this Section 14, be deemed given upon facsimile confirmation,
(iii) if delivered by email to the email address as provided for in this Section 14, be deemed given upon confirmation of receipt (provided that a copy is also sent by first class United States mail as provided for in this Section 14) and
(iv) if delivered by overnight courier to the address as provided in this
Section 14, be deemed given on the earlier of the first business day following the date sent by such overnight courier or upon receipt. Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

      15. Entire Agreement; Modification. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, including, without limitation, the Original Employment Agreement. This Agreement may be amended or modified only by an instrument in writing duly executed by the parties to this Agreement.

      16. Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by law or otherwise afforded, will be cumulative and not alternative.

      17. No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned (by operation of law or otherwise) by any party without the prior written consent of the other party and any attempt to do so will be void; provided, however, that the Company may, upon notice to the Executive but without being obligated to obtain the Executive's consent, assign this Agreement or any of its rights, interests or obligations hereunder to an affiliate of the Company. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

      18. Survival. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Sections 5 through 26 of this Agreement shall survive the termination or expiration, for any reason, of this Agreement.

      19. Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

      20. Severability. Any term or provision of this Agreement that is invalid, illegal or unenforceable in any situation in any jurisdiction shall not affect the validity, legality or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If such invalidity, illegality or unenforceability is caused by length of time or size of area, or both, the otherwise invalid provision shall be, without further action by the parties, automatically amended to such reduced period or area as would cure such invalidity, illegality or unenforceability; provided, however, that such amendment shall apply only with respect to the operation of such provision in the particular jurisdiction in which such determinations is made.

      21. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

      22. Jurisdiction; Venue. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Florida state or federal court sitting in the City of Tampa, Florida, and each party hereby irrevocably accepts and consents to the exclusive personal jurisdiction of those courts for such purpose. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in any state or federal court sitting in the city of Tampa, Florida, and further irrevocably waives any claim that any action or proceeding brought in any such court has been brought in an inconvenient forum.

      23. Waiver of Trial by Jury. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, THE PARTIES HERETO CONSENT TO TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, REGARDLESS OF THE FORM OF ACTION OR PROCEEDING.

      24. Interpretation. The parties hereto agree that this Agreement is the product of negotiation between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction.

      25. Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

      26. Guaranty of Obligations. In the event that the Company fails to perform its obligations under this Agreement, the Executive may enforce such obligations against WellCare as if such obligations had been undertaken by WellCare hereunder; provided, however, that such obligations shall be subject to all of the provisions of this Agreement in favor of the Company and any other applicable defenses and rights that the Company may have.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   WELLCARE:

                                   WELLCARE GROUP, INC.

                                    By: /s/ Todd S. Farha
                                        -----------------
                                       Todd S. Farha
                                       President and Chief Executive Officer

                                   COMPANY:

                                   COMPREHENSIVE HEALTH MANAGEMENT, INC.

                                   By: /s/ Todd S. Farha
                                       -----------------
                                       Todd S. Farha
                                       President and Chief Executive Officer

                                   EXECUTIVE:

                                   /s/ Heath Schiesser
                                   -------------------
                                   Heath Schiesser

      By its countersignature hereto, WellCare Health Plans, Inc., a Delaware corporation formerly known as WellCare Acquisition Company, hereby agrees to the amendment and restatement of the Original Employment Agreement as set forth in the foregoing Amended and Restated Employment Agreement.

                                   WELLCARE HEALTH PLANS, INC.

                                   By: /s/ Todd S. Farha
                                       -----------------
                                       Todd S. Farha
                                       President and Chief Executive Officer